EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Nos. 33-75468, 33-75474, 333-18615, 333-89837, 333-83936, 333-83938, 333-118768, 333-87042, and 333-100933 on Form S-8 and Nos. 33-95898, 33-94596 and 333-08455 on Form S-3 and No. 333-109161 on Form S-4) of our report, dated June 26, 2006, with respect to the financial statements and supplemental schedule of the Danka 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Tampa, Florida

June 26, 2006

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